                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                             ___________________________

                                       FORM T-1

                               STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                       CORPORATION DESIGNATED TO ACT AS TRUSTEE

            Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2) ____

                               ________________________

                                    CITIBANK, N.A.
                 (Exact name of trustee as specified in its charter)

                                                           13-5266470
                                                           (I.R.S. employer
                                                           Identification no.)

399 Park Avenue, New York, New York                        10043
(Address of principal executive office)                         (Zip Code)
                               _______________________

                            LEHMAN BROTHERS HOLDINGS INC.
                 (Exact name of obligor as specified in its charter)

    Delaware                                               13-3216325
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                             Identification no.)

American Express Tower
World Financial Center
New York, NY                                               10285
(Address of principal executive offices)                   (Zip Code)

                               ________________________
                                   Debt Securities
                         (Title of the indenture securities)
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Item 1.  GENERAL INFORMATION.
         Furnish the following information as to the trustee:

    (a) Name and address of each examining or supervising authority to which it is subject.

         NAME                          ADDRESS
         ----                          -------
         Comptroller of the Currency             Washington, D.C.
         Federal Reserve Bank of New York        New York, NY
         Federal Deposit Insurance Corporation   Washington, D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes.

Item 2.  AFFILIATIONS WITH OBLIGOR.
         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

Item 16. LIST OF EXHIBITS.

         Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

         Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

         Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

         Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

         Exhibit 5 - Not applicable.

         Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

         Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of June 30, 1996 - attached)

         Exhibit 8 -  Not applicable.

         Exhibit 9 -  Not applicable.


                                          2

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                                  __________________


                                      SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 22nd day of October, 1996.



                             CITIBANK, N.A.



                             By:  ARTHUR W. ASLANIAN
                                  ----------------------
                                  /s/ Arthur W. Aslanian
                                  Vice President





























                                          3
                                  __________________


                                      SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 22nd day of October, 1996.



                             CITIBANK, N.A.


                             By:
                                  /s/Arthur W. Aslanian
                                  Vice President


                                          3
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                                     [Letterhead]

                                        ASSETS

Cash and balances due from de-
 pository institutions;
  Noninterest-bearing balances
  and currency and coin. . . . . . . . .                     $   7,503,000
Interest-bearing balances. . . . . . . .                        11,133,000
Held-to-maturity securities. . . . . . .                                 0
Available-for-sale securities. . . . . .                        19,790,000
Federal funds sold and securities
 purchased under agreements to
 resell in domestic offices of the
 bank and of its Edge and Agree-
 ment subsidiaries, and in IBFs:
 Federal funds sold. . . . . . . . . . .                         3,275,000
 Securities purchased under
 agreements to resell. . . . . . . . . .                           289,000
Loans and lease financing receiv-
 ables:
  Loans and Leases, net of un-
  earned income. . . . . . . $148,323,000
  LESS:  Allowance for loan
  and lease losses . . . . . . .4,426,000
  LESS:  Allocated transfer
  risk reserve . . . . . . . . . . . . .0
                              ------------
Loans and leases, net of un-
 earned income, allowance,
 and reserve . . . . . . . . . . . . . .                       143,897,000
Trading assets . . . . . . . . . . . . .                        25,876,000
Premises and fixed assets (includ-
 ing capitalized leases) . . . . . . . .                         3,477,000
Other real estate owned. . . . . . . . .                           757,000
Investments in unconsolidated
 subsidiaries and associated com-
 panies. . . . . . . . . . . . . . . . .                         1,165,000
Customers' liability to this bank
 on acceptances outstanding. . . . . . .                         1,981,000
Intangible assets. . . . . . . . . . . .                            59,000
Other assets . . . . . . . . . . . . . .                         7,733,000
                                                             -------------
TOTAL ASSETS . . . . . . . . . . . . . .                    $  226,995,000
                                     LIABILITIES

Deposits:
 In domestic offices . . . . . . . . . .                    $   34,406,000
 Noninterest-
  bearing. . . . . . . . . .  $11,994,000
 Interest-
  bearing. . . . . . . . . . . 22,412,000
                                                             -------------
In foreign offices, Edge and
 Agreement subsidiaries, and
 IBFs. . . . . . . . . . . . . . . . . .                       128,771,000
 Noninterest-
  bearing. . . . . . . . . . . .8,568,000
 Interest-
  bearing. . . . . . . . . . .120,203,000
                               -----------
Federal funds purchased and se-
 curities sold under agreements
 to repurchase in domestic offices
 of the bank and of its Edge and
 Agreement subsidiaries, and in
 LBFs:
  Federal funds purchased. . . . . . . .                         1,687,000
  Securities sold under agree-
  ments to repurchase. . . . . . . . . .                           458,000
  Demand notes issued to
  the U.S. Treasury. . . . . . . . . . .                                 0
Trading liabilities. . . . . . . . . . .                        16,538,000
Other borrowed money:
  With a remaining maturity of one
  year or less . . . . . . . . . . . . .                         9,964,000
  With a remaining maturity of more
  than one year. . . . . . . . . . . . .                         4,695,000
Mortgage indebtedness and obli-
 gations under capitalized lease . . . .                           138,000
Bank's liability on acceptances ex-
 ecuted and outstanding. . . . . . . . .                         2,033,000
Subordinated notes and
debentures . . . . . . . . . . . . . . .                         4,700,000
Other liabilities. . . . . . . . . . . .                         8,230,000
                                                             -------------
TOTAL LIABILITIES. . . . . . . . . . . .                     $ 211,520,000
                                                             -------------
                                                             -------------
Limited-life preferred stock
 and related surplus . . . . . . . . . .                                 0
                                    EQUITY CAPITAL
Perpetual preferred stock
 and related surplus . . . . . . . . . .                                 0
Common stock . . . . . . . . . . . . . .                      $    751,000
Surplus. . . . . . . . . . . . . . . . .                         6,863,000
Undivided profits and capital re-
 serves. . . . . . . . . . . . . . . . .                         8,036,000
Net unrealized holding gains (losses)
  on available-for-sale securities . . .                           343,000
Cumulative foreign currency
 translation adjustments . . . . . . . .                         (578,000)
                                                             -------------
TOTAL EQUITY CAPITAL . . . . . . . . . .                     $  15,415,000
                                                             -------------
TOTAL LIABILITIES, LIMITED-
 LIFE PREFERRED STOCK AND
 EQUITY CAPITAL. . . . . . . . . . . . .                     $ 226,935,000
                                                             -------------
                                                             -------------
I, Roger W. Trupin, Controller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
                                                           ROGER W. TRUPIN
We, the undersigned directors, attest to the correctness of this Report of Condition. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                                           PAUL J. COLLINS
                                                              JOHN S. REED
                                                         WILLIAM R. RHODES
                                                                 DIRECTORS